UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2019

NICOLET BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	001-37700	47-0871001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 North Washington Street
Green Bay, Wisconsin 54301
(Address of principal executive offices)

(920) 430-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NCBS	The NASDAQ Stock Market LLC

Item 7.01	Regulation FD Disclosure.

Nicolet Bankshares, Inc. (“Nicolet”) expects to include a $6 million after-tax increase in its net income for second quarter 2019, related to the liquidation of a portion of its equity interest in United Financial Services, LLC (“LLC”), a data processing service and e-banking entity.
Prior to the partial liquidation, Nicolet owned a 49.8% indirect interest in LLC through its 99.2% stock ownership of United Financial Services, Inc. (“INC”), collectively referred to as “UFS”. This investment in UFS is carried in other assets under the equity method of accounting. Nicolet’s pro rata share of UFS income is included in other noninterest income and was $1.8 million for the 2018 year and $0.3 million for the first quarter of 2019.
In May 2019, LLC sold membership units to various community banks through a private placement offering, with the full proceeds used to redeem a portion of the membership units held by INC. In turn, INC used the full proceeds net of tax to redeem 80% of the shares of its stock owned by Nicolet. As a result of the transaction, the carrying value of Nicolet’s investment in UFS will decline from approximately $12 million to $2 million, and Nicolet’s pro rata share of UFS income post-transaction is expected to be 80% lower.
Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 is being furnished to the Securities and Exchange Commission and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or otherwise subject to the liabilities under that Section. Furthermore, the information in this Item 7.01 shall not be deemed to be incorporated by reference into the filings of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2019	NICOLET BANKSHARES, INC.

	By:	/s/ Ann K. Lawson
Ann K. Lawson
Chief Financial Officer